EXHIBIT 99.1

VASCO Reports Results for First Quarter of 2007

Revenues increase 93% over Q1 2006; Operating income increases 137% over Q1 2006. Revenue for the quarter is the best in the Company’s history. Financial results for first quarter of 2007 to be discussed on conference call today at 10:00 a.m. E.D.T.

OAKBROOK TERRACE, Ill., and ZÜRICH, Switzerland, April 26, 2007—VASCO Data Security International, Inc. (Nasdaq: VDSI) ( www.vasco.com), today reported its financial results for the first quarter ended March 31, 2007.

Revenues for the first quarter of 2007 increased 93% to $26.4 million from $13.7 million in the first quarter of 2006. Net income for the first quarter 2007 increased 324% to $5.0 million, or $0.13 per diluted share, from $1.2 million, or $0.03 per diluted share, in the first quarter of 2006.

Financial Highlights:

•	Gross profit was $17.5 million or 66% of revenue for the first quarter of 2007 and compares to gross profit of $9.5 million or 69% of revenue in the first quarter of 2006.

•

Operating expenses for the first quarter of 2007 were $10.7 million, an increase of $4.1 million or 63% from $6.6 million reported for the first quarter 2006. Operating expenses in 2007 and 2006 included $0.4 million and $0.3 million, respectively, related to stock based incentives.

•

Operating income for the first quarter was $6.9 million, an increase of $4.0 million or 137% from $2.9 million reported for the first quarter of 2006. Operating income as a percentage of revenue for the first quarter of 2007 was 26% compared to 21% for the first quarter of 2006.

•	Earnings before interest, taxes, depreciation and amortization was $7.6 million for the first quarter of 2007, an increase of 231% from $2.3 million reported for the first quarter of 2006.

•	Net cash balances, total cash and cash equivalents less bank borrowings, at March 31, 2007 totaled $16.8 million compared to $12.6 million at December 31, 2006.

Operational and Other Highlights:

•

A total of 619 new accounts sold in the first quarter 2007, including 94 banks and 525 Enterprise Security customers. In the first quarter of 2006, 341 new accounts were sold, including 34 banks and 307 Enterprise Security customers.

•	AIB (Ireland) to use VASCO’s Alphanumeric Digipass 550 and VACMAN Controller

•	KBC (Belgium) offers secure retail e-banking and e-commerce with Digipass 810

•	Discount Bank (Uruguay) secures its private banking customers with Digipass GO3 and VACMAN Controller

•	Reliance Money (India) to use Digipass GO3 and VACMAN Controller

•	Huntington Bank (U.S.A.) secures online corporate business with Digipass GO3 and VACMAN Controller

•	VASCO establishes European Headquarters in Zürich (Switzerland)

•	VASCO launches aXs GUARD authentication appliance and adds SSL-VPN service

•	VASCO launches refined Digipass Pack strategy for Small and Medium Enterprises (‘SME’s”)

Guidance for full-year 2007:

VASCO reaffirmed the full-year 2007 guidance provided on February 20, 2007, which included:

•	Revenue growth of 35% to 45% for the full-year 2007 over full-year 2006,

•	Gross margins as a percentage of revenue of 60% to 68% for the full-year 2007, and

•	Operating margins as a percentage of revenue of 18% to 25%.

“The growth in our revenue and profitability continue to demonstrate the effectiveness of our Full-Option, All-Terrain Strategy, which was introduced in the first quarter of 2006,” said Ken Hunt, VASCO’s CEO, and Chairman. “Throughout 2006, we increased the functionality of our core platform, VACMAN Controller, and acquired companies/technologies that expanded the breadth of our product line. The strength of our product offering is being accepted at record levels by customers looking to strongly authenticate users to its applications.”

“The results of the first quarter in 2007 reflect the continued strong growth of the business in both our banking and the enterprise security markets compared to the first quarter of 2006,” said Jan Valcke, VASCO’s President and COO. “We are and will continue to invest heavily in our infrastructure to meet the growing market demand, which is evidenced by a strong flow of new opportunities and new orders. As we start the second quarter, we have a backlog of firm orders to be shipped in the second quarter of $28.0 million, which is 75% higher than the $16.0 million backlog we had entering the second quarter of 2006 and 51% higher than the $18.5 million in actual sales reported for Q2 2006.”

Cliff Bown, Executive Vice President and CFO added, “Our balance sheet continues to be strong. Net cash balances, cash and cash equivalents less bank borrowings, were $16.8 million, an increase of $4.2 million or 33% from December 31, 2006. Our working capital was $29.0 million at the end of the first quarter, an increase of $6.9 million, or 31%, from $22.1 million at December 31, 2006. Days Sales Outstanding (DSO) in net accounts receivable increased to 81 days at March 31, 2007 from 72 days at December 31, 2006.”

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, April 26, 2007, at 10:00 a.m. EDT - 16:00h CET. During the Conference Call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO’s Results for the First Quarter of 2007.

To participate in this Conference Call, please dial one of the following numbers:

USA/Canada: +1 888-335-5539

International: +1 973-582-2857

And mention access code: VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day.

VASCO Data Security International, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2007	2006
Net revenues	$26,405	$13,690
Cost of goods sold	8,875	4,239

Gross profit	17,530	9,451

Operating costs:
Sales and marketing	6,090	3,977
Research and development	1,923	942
General and administrative	2,387	1,534
Amortization of purchased intangible assets	258	98

Total operating costs	10,658	6,551

Operating income	6,872	2,900
Impairment of investment in Secured Services, Inc.	—	(789)
Interest income	58	60
Other income (expense)	(37)	(27)

Income before income taxes	6,893	2,144
Provision for income taxes	1,930	974

Net income	$4,963	$1,170

Basic net income per common share	$0.14	$0.03
Diluted net income per common share	$0.13	$0.03
Weighted average common shares outstanding:
Basic	36,564	36,114

Diluted	38,094	37,712

VASCO Data Security International, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands)

UNAUDITED

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and equivalents	$19,959	$14,768
Accounts receivable, net of allowances for doubtful accounts	23,194	19,617
Inventories, net	5,725	4,275
Prepaid expenses	1,483	1,295
Deferred income taxes	488	375
Other current assets	990	990

Total current assets	51,839	41,320
Property and equipment, net	1,621	1,422
Goodwill	12,849	12,685
Intangible assets, net	2,788	3,013
Other assets	3,845	4,206

Total assets	$72,942	$62,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,348	$7,579
Bank borrowings	3,137	2,154
Deferred revenue	2,836	2,081
Accrued wages and payroll taxes	3,166	3,176
Income taxes payable	3,169	1,396
Other accrued expenses	3,196	2,876

Total current liabilities	22,852	19,262
Deferred warranty reserves	261	302
Deferred compensation	475	356
Deferred tax liability	522	520
Stockholders’ equity:
Common stock	37	37
Additional paid-in capital	62,576	61,251
Accumulated deficit	(15,435)	(20,398)
Accumulated other comprehensive income -cumulative translation adjustment	1,654	1,316

Total stockholders’ equity	48,832	42,206

Total liabilities and stockholders’ equity	$72,942	$62,646

Reconciliation of EBITDA to net income (in thousands):

	Three Months Ended March 31,
	2007	2006
	(Unaudited)
EBITDA	$7,554	$2,280

Interest income	58	61
Provision for income taxes	(1,930)	(974)
Depreciation and amortization	(719)	(197)

Net income	$4,963	$1,170

We use EBITDA as a measure of performance, a simplified tool for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. While we believe that EBITDA, as defined above, is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate the full performance of the Company or its prospects. Such evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with U.S. GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, as presented in our most recent filings with the Securities and Exchange Commission, provide the full accounting for how we have decided to use resources provided to us from our customers, lenders and shareholders.

About VASCO: VASCO is the number one supplier of strong authentication and e-signature solutions and services. VASCO has established itself as the world’s leading software company specialized in Internet Security, with a customer base of over 4,800 companies in more than 100 countries, including close to 750 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as “believes,” “anticipates,” “plans,” “expects,” and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

Reference is made to the Company’s public filings with the US Securities and Exchange Commission for further information regarding the Company and its operations.

For more information contact:

Jochem Binst, +32 2 609 97 40, jbinst@vasco.com